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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT






                          BONE CARE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)





  Wisconsin                      0-27854                     39-1527471
 (State of                      Commission                  (IRS Employer
Incorporation)                   File No.                Identification No.)







                          1600 Aspen Commons, Suite 300
                           Middleton, Wisconsin 53562
                         (Address, including zip code of
                    Registrant's principal executive offices)

                                  608-662-7800
              (Registrant's telephone number, including area code)


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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On June 28, 2002, Bone Care International, Inc. (the "Company") dismissed Arthur Andersen LLP as its independent public accountants and appointed Deloitte & Touche LLP as its new independent accountants. The decision to dismiss Arthur Andersen and to retain Deloitte & Touche was recommended by the Company's Audit Committee and approved by its Board of Directors.

     Arthur Andersen's reports on the Company's consolidated financial statements for the fiscal years ended June 30, 2001 and June 30, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's two most recent fiscal years ended June 30, 2001 and 2000, and the subsequent interim period through June 28, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described in Item 304(a) (1) (v) of Regulation S-K occurred during the fiscal years ended June 30, 2001 and 2000, and the subsequent interim period through June 28, 2002.

     The Company has provided Arthur Andersen with a copy of the foregoing disclosures. The Company has requested, but has not received, a letter from Arthur Andersen stating their agreement with such statements.

     During the fiscal years ended June 30, 2001 and 2000, and the subsequent interim period through June 28, 2002, the Company did not consult with Deloitte & Touche regarding any of the matters or events set forth in Item 304 (a) (2)
(i) or (ii) of regulation S-K.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                           BONE CARE INTERNATIONAL, INC.
                                           (Registrant)




Date:  July 8, 2002                        /s/ Paul L. Berns
      ---------------------                -------------------------------------
                                           Paul L. Berns
                                           President, Chief Executive Officer,
                                           and Director
                                           (Principal Executive Officer)




Date:  July 8, 2002                        /s/ Robert A. Beckman
      ---------------------                -------------------------------------
                                           Robert A. Beckman
                                           Vice President - Finance
                                           (Principal Financial and
                                           Accounting Officer)